UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   Form 8-K/A
                                 (Amendment #2)


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported) December 31, 2001


                        Commission File Number 001-10304



                              AMEXDRUG CORPORATION
                              --------------------
             (Exact Name of Registrant as Specified in its Charter)


               Nevada                                   95-2251025
               ------                                   ----------
      (State or other jurisdiction of        (I.R.S. Employer Identification
      incorporation or organization)                      Number)



                       8909 West Olympic Blvd., Suite 112
                       -----------------------------------
                         Beverly Hills, California 90211
                         -------------------------------
               (Address of principal executive offices)(Zip Code)

                                www.amwdrug.com
                                ---------------
                                    Website

                                 (310) 855-0475
                                 --------------
                (Registrant's Executive Office Telephone Number)

ITEM 2.  ACQUISITION AND DISPOSITION OF ASSETS

     The Registrant hereby amends its Current Report on Form 8-K dated January 15, 2002, to include amended Consolidated Financial Statements for the years ended December 31, 2001 and 2000.


ITEM 5.  OTHER INFORMATION

                             Description of Business

General

         Amexdrug Corporation, a Nevada corporation, (the "Company") is primarily a full-line, wholesale distributor of pharmaceuticals, over-the-counter products, health and beauty care products, and nutritional supplements. The Company distributes its products primarily to independent pharmacies in the western and southeastern regions of the United States, and secondarily to small and medium-sized pharmacy chains, alternative care facilities and other wholesalers and retailers. Over the next several months, the Company anticipates increasing its sales to include the entire continental United States.

         The Company currently has 50,000,000 shares of authorized common stock $.001 par value, of with 8,052,783 are issued and outstanding.

Significant Acquisitions

         Allied Med, Inc.
         ----------------

         On December 31, 2001, the Company acquired all of the issued and outstanding common shares of Allied Med, Inc., an Oregon corporation ("Allied") in a share exchange. The Company acquired the 50,000 issued and outstanding shares of Allied from its sole shareholder, Jack Amin, in exchange for 7,000,000 restricted common shares of the Company. At all times during the negotiations of the transaction, Mr. Amin was an officer, director and control shareholder of both companies.

         Consideration for the acquisition was determined through negotiations between the boards of directors of both companies and was based on Allied's past operating history and future potential growth.

         Allied was formed as an Oregon corporation in October 1997, to operate as a full line wholesaler of pharmaceuticals, over-the-counter and non-drug products and health and beauty aids. In 1998, Allied's gross sales were approximately $2.8 million. In 1999, gross sales exceeded $5 million. In 2000, gross sales exceeded $8 million. Allied's gross sales for 2001 were approximately $21 million.

         As discussed herein, the Company has assumed the operations of Allied as its primary

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



operations and intends to build on the wholesale pharmaceutical operations of Allied. All future operations in the wholesale pharmaceutical industry will be conducted through Allied.

Industry Trends

         Pharmaceutical and Healthcare Markets.

         According to IMS Health, a company specializing in information services for the pharmaceutical and health care industries, the United States is the world's largest pharmaceutical market, with 2000 sales of $150 billion, including diagnostics and over-the-counter drugs. That figure is expected to rise to $263 billion in 2005, a projected compound annual growth rate of 11.8%. This continued growth rate of the sales of pharmaceutical products was attributed to a number of factors including:

          . the value added by the introduction of new drugs into the marketplace, which more than offsets the value lost by medications losing patent protection;
          . new patterns of drug lifestyle management, resulting in higher sales occurring earlier in the life cycle of a medication;
          . increased money spent on direct-to-consumer marketing initiatives; and
          . an unprecedented period of investment by pharmaceutical companies worldwide.

         The Company believes that, currently, the pharmaceutical and health care product markets are serviced primarily by traditional full-line wholesalers.

         Internet.

         The Internet has emerged as the fastest growing communications medium in history and is dramatically changing how businesses and individuals communicate and share information. International Data Corporation estimates that the number of Internet users will grow from 97 million at the end of 1998 to 320 million by 2002. The Internet has created new opportunities for conducting commerce, such as business-to-consumer and person-to-person e-commerce. Recently, the widespread adoption of intranets and the acceptance of the Internet as a business communications platform has created a foundation for business-to-business e-commerce that offers the potential for organizations to streamline complex processes, lower costs and increase productivity. Internet-based business-to-business e-commerce may be poised for rapid growth and could represent a significantly larger opportunity than business-to-consumer or person-to- person e-commerce. According to Gartner Group, worldwide business-to-business Internet revenue was $433.3 billion in 2000, and in 2001 that total is projected to reach $919 billion. North America accounted for 59% of the worldwide total in 2000, with business-to-business Internet commerce totaling $255 billion, and is anticipated to represent 52% of the projected $480 billion in 2001. By 2005, worldwide business-to-business Internet commerce is expected be more than $8.5 trillion, and the North American region will total $3.6 trillion, which will be 42% of the overall market. The Company hopes, although it cannot guarantee, that it will benefit from this growth.

         The dynamics of business-to-business e-commerce relationships differ significantly from those of other e-commerce relationships. Business-to-business e-commerce solutions frequently automate processes that are fundamental to a business's operations by replacing various paper- based transactions with electronic communications. In addition, business-to-business e- commerce solutions must often be integrated with a customer's existing systems, a process that can be complex, time-consuming and expensive. Consequently, selection and implementation of a business-to-business e-commerce solution represents a significant commitment by the customer, and the costs of switching solutions are high. In addition, because business transactions are typically recurring and non-discretionary, the average order size and lifetime value of a business-to-business e-commerce customer is generally greater than that of a business-to-consumer e-commerce customer. These solutions are likely to be most readily accepted by industries characterized by a large number of buyers and sellers, a high degree of fragmentation among buyers, sellers or both, significant dependence on information exchange, large transaction volume and user acceptance of the Internet.

Objectives and Strategy

         The Company's key business objectives is to become a leading full-line wholesale distributor of pharmaceuticals, over-the-counter products, health and beauty care products and nutritional supplements, with an emphasis on online sales.

         To accomplish this objective, the Company plans to :

          .    market its name, products and services to create brand
               recognition and generate and capture traffic on its web sites;
          .    provide quality products at competitive prices and efficient service;
          .    develop strategic relationships that increase the Company's product offerings; and
          .    attract and retain exceptional employees.

Sales and Marketing, Customer Service and Support

         The Company's products are sold both through traditional wholesale distribution lines and e-commerce venues, including the Company's web site, www.amwdrug.com. The Company believes its e-commerce, business-to-business model will allow the Company to leverage its existing wholesale distribution business, thus increasing its ability to effectively market and distribute its products. The Company uses a variety of programs to stimulate demand for its products and increase traffic to its web sites, including a direct sales force, telemarketing, blast faxing and advertising.


         Direct Sales

         The Company maintains employees to act as its direct sales force to target organizations that buy and sell the products it carries.

         Telemarketing

         The Company maintains an in-house telemarketing group for use in customer prospecting, lead generation and lead follow-up.

         Blast Faxing

         The Company has an automated system which it uses to fax weekly updates to its customers informing them of special offers during the week.

         Advertising

         The Company advertises in trade journals, at trade shows and will seek to engage in co- branding arrangements in the future. In addition to strategic agreements and traditional advertising, the Company, will, as revenue allows, implement online sales and marketing techniques to increase brand recognition and to direct traffic to its website. Some of these techniques may include banner ads on search engine web sites and Internet directories, direct links from healthcare home pages, and mass e-mailings.

         Customer Service and Support

         The Company believes that it can establish and maintain long-term relationships with its customers and encourage repeat visits if, among other things, the Company has excellent customer support and service. The Company currently offers information regarding its products and services and answers customer questions about the ordering process, and investigates the status of orders, shipments and payments. A customer can access the Company by fax or e-mail by following prompts located on the Company's website or by calling the Company's toll-free telephone line.

         Promotion of Website

         As revenue allows, the Company will promote, advertise and increase recognition of its website through a variety of marketing and promotional techniques, including:

          .    developing co-marketing agreements with major online sites and services;
          .    enhancing online content and ease of use of its website;
          .    enhancing customer service and technical support;
          .    advertising in trade journals and at industry trade shows;
          .    conducting an ongoing public relations campaign; and
          .    developing other business alliances and partnerships.

Distribution


         The Company distributes products from its facility in Portland, Oregon. The Company fills orders with a combination of existing inventory and products it orders from suppliers. Currently, customers are receiving their products within 24 to 48 hours of order placement. As funds allow, the Company will increase its in-house inventory of products to allow for shorter delivery times.

Purchasing

         The Company purchases its products primarily from manufacturers and secondarily from other wholesalers and distributors. The Company's purchasing department constantly monitors the market to take advantage of periodic volume discounts, market discounts and pricing changes.

Technology and Security

         The Company website is hosted and maintained by a third party. This provider delivers a secure platform for server hosting, including various safety features to protect the information residing in its servers. Moreover, the Company does not release information about its customers to third parties without the prior written consent of its customers unless otherwise required by law.

         Notwithstanding these precautions, the Company cannot assure that the security mechanisms will prevent security breaches or service breakdowns. Despite the implemented security measures, servers can be vulnerable to computer viruses, physical or electronic break- ins or other similar disruptions. Such a disruption could lead to interruptions or delays in service, loss of data, or an inability to accept and fulfill online customer orders. Any of these events could materially affect the Company's business.

Management Information System

         The Company's information system is maintained on an IBM AS 400 platform. The accounting information for sales, purchases, perpetual inventory transactions, cash receipts and disbursements and sophisticated management reports are provided timely for analytical and bookkeeping purposes. Also, the order entry system was designed specifically for the Company and allows its customers to order product 24 hours per day either via fax, internet or phone modem. The system provides data to management enabling it to review sales trends and customer base, monitor inventory levels, credit and collection issues, and purchasing frequency and cost anticipation. Communication and availability of data is possible through a local area network ring.


Competition

         The Company faces strong competition both in price and service from national, regional and local full-line, short-line and specialty wholesalers, service merchandisers, self-warehousing chains and from manufacturers engaged in direct distribution. Many of the Company's current and potential competitors have longer operating histories and much larger customer bases than the Company. In addition, many of the Company's competitors have greater brand recognition and significantly greater financial, marketing and other resources. To compete successfully, the Company has had to constantly monitor its competitive situation and develop strategies to allow it to compete with other companies who are able to:

          .    secure merchandise from vendors on more favorable terms;
          .    devote greater resources to marketing and promotional campaigns;
               and
          .    adopt more aggressive pricing or inventory availability policies.

         In addition, many of the Company's competitors have developed or may be able to develop e-commerce operations that compete with the Company's e-commerce operations, and may be able to devote substantially more resources to website development and systems development than the Company. The online commerce market is new, rapidly evolving and intensely competitive. The Company expects competition to intensify in the future because barriers to entry are minimal, and current and new competitors can launch new websites at relatively low cost. The Company believes that the critical success factors for companies seeking to create Internet business-to-business e-commerce solutions include the following:

          .    breadth and depth of product offerings;
          .    brand recognition;
          .    depth of existing customer base; and
          .    ease of use and convenience.

         Unlike other well-publicized product categories such as online book or compact disc retailing, there is no current market leader in its online business-to-business market segment. The Company's immediate goal is to position itself as a leading business-to-business e- commerce and online trade exchange provider for, pharmaceuticals, over-the-counter products, health and beauty care products and nutritional supplements. To that end, the Company believes that its early entry into the online market may enable the Company to establish critical competitive advantages over future competitors. The Company believes that such competitive advantages include:

          .    the establishment of a recognizable brand;
          .    the development of online marketing and media relationships;
          .    the development of important relationships with manufacturers, distributors, wholesalers and content providers; and
          .    exposure to an existing customer base.

         However, competitive pressures created by any one of its current or future competitors, or by its competitors collectively, could materially affect the Company's business. The Company believes that the principal competitive factors in its market are and will be:

         . brand recognition             . selection
         . speed and accessibility       . customer service
         . quality of site content       . reliability and speed of fulfillment
         . convenience                   . price

Government Regulations and Legal Uncertainties

         Healthcare Regulation
         ---------------------

         The manufacturing, packaging, labeling, advertising, promotion, distribution and sale of most of the Company's products are subject to regulation by numerous governmental agencies, particularly the United States Food and Drug Administration, which regulates most of its products under the Federal Food, Drug and Cosmetic Act, and the United States Federal Trade Commission, which regulates the advertising of many of its products under the Federal Trade Commission Act. The Company's products are also subject to regulation by, among other regulatory agencies, the Consumer Product Safety Commission, the United States Department of Agriculture, the United States Department of Environmental Regulation and the Occupational Safety and Health Administration. The manufacturing, labeling and advertising of its products is also regulated by the Occupational Safety and Health Administration through various state and local agencies.

         Furthermore, the Company and/or its customers are subject to extensive licensing requirements and comprehensive regulation governing various aspects of the healthcare delivery system, including the so called "fraud and abuse" laws. The fraud and abuse laws preclude:

          . persons from soliciting, offering, receiving or paying any remuneration in order to induce the referral of a patient for treatment or for inducing the ordering or purchasing of items or services that are in any way paid for by Medicare or Medicaid, and
          . physicians from making referrals to certain entities with which they have a financial relationship.

         The fraud and abuse laws and regulations are broad in scope and are subject to frequent modification and varied interpretations. Significant criminal, civil and administrative sanctions may be imposed for violation of these laws and regulations.

         The Company's advertising of dietary supplement products is also subject to regulation by the Federal Trade Commission under the Federal Trade Commission Act, in addition to state and local regulation. The Federal Trade Commission Act prohibits unfair methods of competition and unfair or deceptive acts or practices in or affecting commerce. The Federal Trade Commission Act also provides that the dissemination or the causing to be disseminated of any false advertisement pertaining to drugs or foods, which would include dietary supplements, is an unfair or deceptive act or practice. Under the Federal Trade Commission's Substantiation Doctrine, an advertiser is required to have a "reasonable basis" for all objective product claims before the claims are made.

         Failure to adequately substantiate claims may be considered either deceptive or unfair practices. Pursuant to this Federal Trade Commission requirement, the Company is required to have adequate substantiation for all material advertising claims made for its products.

         The Company may be subject to additional laws or regulations by the Food and Drug Administration or other federal, state or foreign regulatory authorities, the repeal of laws or regulations which the Company considers favorable, such as the Dietary Supplement Health and Education Act of 1994, or more stringent interpretations of current laws or regulations, from time to time in the future. The Company cannot predict the nature of such future laws, regulations, interpretations or applications, nor can the Company predict what effect additional governmental regulations or administrative orders, when and if promulgated, would have on its business in the future. The Food and Drug Administration or other governmental regulatory bodies could, however, require the reformulation of certain products to meet new standards, the recall or discontinuance of certain products not able to be reformulated, imposition of additional record keeping requirements, expanded documentation of the properties of certain products, expanded or different labeling and scientific substantiation. Any or all of such requirements could have a material and adverse effect on the Company's business.

         The Company's products function within the structure of the healthcare financing and reimbursement system of the United States. As a result of a wide variety of political, economic and regulatory influences, this system is currently under intense scrutiny and subject to fundamental changes. In recent years, the system has changed significantly in an effort to reduce costs. These changes include increased use of managed care, cuts in Medicare, consolidation of pharmaceutical and medical-surgical supply distributors, and the development of large, sophisticated purchasing groups. In addition, a variety of new approaches have been proposed to continue to reduce cost, including mandated basic healthcare benefits and controls on healthcare spending through limitations on the growth of private health insurance premiums and Medicare and Medicaid spending. The Company anticipates that Congress and state legislatures will continue to review and assess alternative healthcare delivery systems and payment methods and that public debate with respect to these issues will likely continue in the future. Because of uncertainty regarding the ultimate features of reform initiatives and their enactment and implementation, the Company cannot predict which, if any, of such reform proposals will be adopted, when they may be adopted, or what impact they may have on the Company. The Company expects the healthcare industry to continue to change significantly in the future. Some of these changes, such as a reduction in governmental support of healthcare services or adverse changes in legislation or regulations governing the privacy of patient information, or the delivery of pricing of pharmaceuticals and healthcare services or mandated benefits, may cause healthcare industry participants to greatly reduce the amount of the Company's products and services they purchase or the price they are willing to pay for the Company's products. Changes in pharmaceutical manufacturers' pricing or distribution policies could also significantly reduce its income.

         While the Company uses its best efforts to adhere to the regulatory and licensing requirements, as well as any other requirements affecting the Company's products, compliance with these often requires subjective legislative interpretation. Consequently, the Company cannot assure that its compliance efforts will be deemed sufficient by regulatory agencies and commissions enforcing these requirements. Violation of these regulations may result in civil and criminal penalties, which could materially and adversely affect its operations.

         Internet Regulation
         -------------------

         Few laws currently regulate the Internet. Because of the Internet's popularity and increasing use new laws and regulations may be adopted. Such laws and regulations may cover issues such as:

           . user privacy             . distribution
           . pricing                  . taxation
           . content                  . characteristics and quality of products
           . copyrights               . services

         Laws and regulations directly applicable to electronic commerce or Internet communications are becoming more prevalent. The Company believes that its use of third party material on its website is permitted under current provisions of copyright law. Because legal rights to certain aspects of Internet content and commerce are not clearly settled, the Company's ability to rely upon exemptions or defenses under copyright law is uncertain. Also, although not yet enacted, Congress is considering laws regarding Internet taxation. In addition, various jurisdictions already have enacted laws that are not specifically directed to electronic commerce but that could affect its business. The applicability of many of these laws to the Internet is uncertain and could expose the Company to substantial liability. Any new legislation or regulation regarding the Internet, or the application of existing laws and regulations to the Internet, could materially and adversely affect the Company. If the Company were alleged to violate federal, state or foreign, civil or criminal law, even if the Company could successfully defend such claims, it could materially and adversely affect the Company.

         Additionally, several telecommunications carriers are seeking to have telecommunications over the Internet regulated by the Federal Communications Commission in the same manner as other telecommunications services. Furthermore, local telephone carriers have petitioned the Federal Communications Commission to regulate Internet service providers and online service providers in a manner similar to long distance telephone carriers and to impose access fees on such providers. If either of these petitions are granted, the costs of communicating on the Internet could increase substantially. This, in turn, could slow the growth of use of the Internet. Any such legislation or regulation could materially and adversely affect its business, financial condition and operating results.

Proprietary Rights

         The Company believes that protecting its trademarks and registered domain name is important to its business strategy of building strong brand name recognition and that such trademarks have significant value in the marketing of the Company's products. To protect its proprietary rights, the Company will rely on copyright, trademark and trade secret laws, confidentiality agreements with employees and third parties, and license agreements with consultants, vendors and customers. Despite such protections, however, the Company may be unable to fully protect its intellectual property.

Employees

         The Company currently employs 7 employees. Labor unions do not represent any of these employees. The Company considers its employee relations to be good. Competition for qualified personnel in its industry is intense, particularly for technical staff responsible for marketing, advertising, web development, and general and administrative activities.

         Employees will be permitted to participate in employee benefit plans of the Company that may be in effect from time to time, to the extent eligible.

Physical Facilities

     The Company's principal business operations are housed in 800 square feet of office space and 1,400 square feet of warehouse space in Portland, Oregon. Subsequent to December 31, 2001 the Company entered into a new lease agreement The Company leases this space under a two-year lease agreement. Rent for the first year, which expires April 30, 2003, is $1,528 per month. Rent for the second year is $1,563 per month. The lease expires in April 2004. The Company is currently negotiating a one year extension of its lease. The Company believes this space will be sufficient for the next twelve months.

     The Company's principal executive offices are located in Beverly Hills, California. The Company leases approximately 800 square feet of office space for $800 per month. This space is leased for $925 on a month to month basis. The Company believes this space will be sufficient for at least the next twelve months.

Company History Prior to the Acquisition of Allied Med, Inc.

         The Company was incorporated under the laws of the state of California on April 30, 1963 with authorized common stock of 10,000,000 shares at a par value of $.10 and 1,000,000 preferred shares with a par value of $1.00 with the name of Harlyn Products, Inc. Harlyn Products was engaged in the business of selling jewelry to department stores and retail jewelry stores.

         On March 21, 1997 the Company filed for bankruptcy in the United States Bankruptcy Court, Central District of California in the Los Angeles Division under Chapter 11, with Howard M. Ehrenberg as trustee, and emerged from bankruptcy on April 24, 2000 under Chapter 7 with no remaining assets or liabilities.

         Pursuant to the bankruptcy settlement, the name of the Company was changed to Amexdrug Corporation. The bankruptcy settlement also resulted in a change in officers and directors of the Company. The settlement also provided that the par value of the common shares of the Company be reduced from $.10 to $.001, the authorized and any outstanding preferred shares were canceled, the outstanding common stock was reverse split on a one hundred shares for one share basis and 1,000,000 post split common shares were issued to Jack Amin, currently and officer and director of the Company, in exchange for $100,000 which was paid into the bankruptcy court. The total of the post split outstanding shares, following completion of the terms of the settlement, was 1,052,783.

         Amended Articles of Incorporation completing the terms of the bankruptcy were filed by the trustee in the state of California on June 22, 2000.

         Solely for the purpose of changing domicile from California to Nevada, on December 12, 2001, the Company, entered into a certain Merger Agreement with a Nevada corporation named Amexdrug Corporation. The Nevada corporation was incorporated on December 4, 2001. As a result of the merger, which became effective on December 17, 2001, the Company became a Nevada corporation and the separate existence of the California corporation ceased. At the time of the merger, the Company changed its fiscal year end from June 30 to December 31.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         The following financial statements of the Company are filed as a part of this report:

           Report of Hansen, Barnett & Maxwell, Independent Certified Public
             Accountants;
           Consolidated Balance Sheet as of December 31, 2001;
           Combined Statements of Operations for the years ended
             December 31, 2001 and 2000;
           Combined Statements of Stockholders' Equity for the years ended
             December 31, 2001 and 2000;
           Combined Statements of Cash Flows for the years ended
             December 31, 2001, and 2000;
           Notes to Consolidated and Combined Financial Statements.

         There are no financial statement schedules included as part of this report. The financial statements of the Company are set forth immediately following the signature page of this Form 8-K/A-1.

         Exhibits.  The following exhibits are included as part of this report:

         None.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.





                                   AMEXDRUG CORPORATION


Date: March 29, 2002            By /s/ Jack Amin
                                   ---------------------------------------------
                                   Jack Amin, President, Chief Financial Officer



AMEXDRUG CORPORATION
 www.amwdrug.com

                    AMEXDRUG CORPORATION AND ALLIED MED, INC.


                          INDEX TO FINANCIAL STATEMENTS




    Report of Independent Certified Public Accountants......................F-2

    Consolidated Balance Sheet-- December 31, 2001..........................F-3

    Combined Statements of Operations for the Years Ended December 31,
       2001 and 2000........................................................F-4

    Combined Statements of Stockholders' Deficit for the Years Ended
       December 31, 2000 and 2001...........................................F-5

    Combined Statements of Cash Flows for the Years Ended December 31,
       2001 and 2000........................................................F-6

    Notes to Consolidated and Combined Financial Statements.................F-7

HANSEN, BARNETT & MAXWELL                                    (801) 532-22
A Professional Corporation                                Fax (801) 532-7944
CERTIFIED PUBLIC ACCOUNTANTS                          5 Triad Center, Suite 750
                                                      Salt Lake City, Utah 84180
                                                            www.hbmcpas.com



               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and the Stockholders
Amexdrug Corporation


We have audited the accompanying consolidated balance sheet of Amexdrug Corporation and subsidiary as of December 31, 2001, and the related combined statements of operations, stockholders' deficit and cash flows of Amexdrug Corporation and Allied Med, Inc. for each of the two years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated and combined financial statements referred to above present fairly, in all material respects, the financial position of Amexdrug Corporation and subsidiary as of December 31, 2001, and the combined results of operations and cash flows of Amexdrug Corporation and Allied Med. Inc. for each of the two years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.



                                                  HANSEN, BARNETT & MAXWELL
Salt Lake City, Utah
March 16, 2002


                       AMEXDRUG CORPORATION AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2001

ASSETS

Current Assets
     Cash...................................................................... $   562,004
     Accounts receivable, net of allowance for doubtful accounts of $ 61,362 ..     920,716
     Inventory ................................................................     235,724
                                                                                 ----------

         Total Current Assets .................................................   1,718,444
                                                                                 ----------

Property And Equipment
     Office and computer equipment ............................................     119,828
     Leasehold improvements ...................................................      15,700
                                                                                 ----------
                                                                                    135,528

     Less accumulated depreciation ............................................     (31,346)
                                                                                 ----------

         Net Property and Equipment ...........................................     104,182
                                                                                 ----------

Deposits ......................................................................       2,842
                                                                                 ----------

Total Assets  ................................................................. $ 1,825,468
                                                                                 ==========


                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
     Accounts payable.......................................................... $ 1,768,265
     Accrued liabilities ......................................................       1,720
     Accrued settlement obligations ...........................................      50,737
     Current portion of capital lease obligations .............................      18,369
                                                                                 ----------

         Total Current Liabilities ............................................   1,839,091
                                                                                 ----------

Long-Term Liabilities
     Accrued settlement obligations, net of current portion ...................       7,875
     Capital lease obligations, net of current portion ........................      76,285
                                                                                 ----------

         Total Long-Term Liabilities ..........................................      84,160
                                                                                 ----------

Commitments And Contingencies

Stockholders' Deficit
     Common stock, $0.001 par value; 50,000,000 shares authorized
     and 8,052,783 issued and outstanding .....................................       8,053
     Additional paid in capital ...............................................       7,969
     Accumulated deficit ......................................................    (113,805)
                                                                                 ----------

         Total Stockholder's Deficit ..........................................     (97,783)
                                                                                 ----------

Total Liabilities and Stockholders' Deficit.................................... $ 1,825,468
                                                                                 ==========

    See accompanying notes to consolidated and combined financial statements.

                                      F-3

                               AMEXDRUG CORPORATION AND ALLIED MED, INC.
                                   COMBINED STATEMENTS OF OPERATIONS


                                                                             For the Years Ended
                                                                                December 31,
                                                                     ---------------------------------
                                                                           2001              2000
                                                                     ----------------  ---------------
Sales..............................................................  $     21,254,081  $     8,317,033

Cost of Goods Sold.................................................        20,914,880        7,880,480
                                                                     ----------------  ---------------

Gross Profit  .....................................................           339,201          436,553

Selling, General and Administrative Expense........................          (426,993)        (322,693)

Interest Expense...................................................            (6,498)              --

Interest and Other Income..........................................             2,212            2,625
                                                                     ----------------  ---------------

Net Income (Loss)..................................................  $        (92,078) $       116,485
                                                                     ================  ===============

Basic and Diluted Income (Loss) Per Common Share...................  $          (0.01) $          0.01
                                                                     ================= ===============

Basic and Diluted Weighted-Average Common Shares Outstanding.......         8,052,783        8,052,783
                                                                     ================  ===============

               See accompanying notes to consolidated and combined financial statements.

                                                  F-4

                                          AMEXDRUG CORPORATION AND ALLIED MED, INC.
                                    COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                       FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000




                                                                              Additional
                                                          Common Stock          Paid-In                          Total
                                                ---------------------------     Capital        Accumulated    Stockholders'
                                                   Shares         Amount       (Deficit)         Deficit        Deficit
                                                ------------   ------------   -----------     ------------   ------------
Balance, December 31, 1999......................   8,000,000   $      8,000   $    (21,065)   $         --   $    (13,065)

Issuance to acquire Harlyn Products, Inc........      52,783             53            (53)             --             --
Distributions to shareholder....................          --             --        (83,338)             --        (83,338)
Net loss  ......................................          --             --        225,386        (108,901)       116,485
                                                ------------   ------------   ------------    ------------   ------------

Balance, December 31, 2000......................   8,052,783          8,053        120,930        (108,901)        20,082

Distributions to shareholder....................          --             --        (39,592)             --        (39,592)
Capital contribution by shareholder,
  no additional shares issued...................          --             --         13,805              --         13,805
Net loss  ......................................          --             --        (87,174)         (4,904)       (92,078)
                                                ------------   ------------   -------------   ------------   ------------

Balance, December 31, 2001......................   8,052,783   $      8,053   $      7,969    $   (113,805)  $    (97,783)
                                                ============   ============   ============    ============   ============



                          See accompanying notes to consolidated and combined financial statements.

                                                             F-5

                                          AMEXDRUG CORPORATION AND ALLIED MED, INC.
                                              COMBINED STATEMENTS OF CASH FLOWS

                                                                                                For the Years Ended
                                                                                                   December 31,
                                                                                        ---------------------------------
                                                                                              2001              2000
                                                                                        ----------------  ---------------
Cash Flows From Operating Activities
     Net income (loss)................................................................  $        (92,078) $       116,485
     Adjustments to reconcile net loss to net cash used in operating activities:
       Depreciation...................................................................            12,032            6,418
       Bad debt expense...............................................................            20,030           41,332
     Changes in operating assets and liabilities:
         Accounts receivable..........................................................          (541,130)        (342,674)
         Inventory....................................................................           187,703         (127,376)
         Accounts payable.............................................................           676,860        1,064,543
         Related party accounts payable...............................................            (8,901)           8,901
         Accrued liabilities..........................................................            (5,585)           7,305
         Accrued settlement obligations...............................................          (106,530)        (422,998)
                                                                                        ----------------  ----------------
              Net Cash Provided By Operating Activities...............................           142,401          351,936
                                                                                        ----------------  ---------------

Cash Flows From Investing Activities
     Increase in deposits.............................................................            (2,642)            (200)
                                                                                        ----------------  ----------------
              Net Cash Used In Investing Activities...................................            (2,642)            (200)
                                                                                        ----------------  ----------------

Cash Flows From Financing Activities
     Principal payments on capital lease obligations..................................            (7,254)              --
     Capital contributions by shareholder.............................................            13,805               --
     Distributions to shareholders....................................................           (39,592)         (83,338)
                                                                                        ----------------  ----------------
              Net Cash Used In Financing Activities...................................           (33,041)         (83,338)
                                                                                        ----------------- ----------------

Net Increase in Cash..................................................................           106,718          268,398
Cash at Beginning of Year.............................................................           455,286          186,888
                                                                                        ----------------  ---------------

Cash at End of Year...................................................................  $        562,004  $       455,286
                                                                                        ================  ===============

Supplemental Cash Flows Information
     Cash paid for interest.............................................................$          6,498  $            --
                                                                                        ================  ===============

Non-Cash Investing And Financing Activities
     Property and equipment acquired by capital lease...................................$        101,908              --


                          See accompanying notes to consolidated and combined financial statements.

                                                             F-6

                    AMEXDRUG CORPORATION AND ALLIED MED, INC.
             NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS



NOTE 1 -- Organization and Nature of Operations

Organization and Nature of Operations

Allied Med, Inc. was organized in October 1997 in the State of Oregon as a wholly-owned corporation of Jack Amin. Allied Med, Inc. is a full-line, wholesale distributor of pharmaceuticals, over-the-counter products, health and beauty care products, and nutritional supplements. Allied Med, Inc. distributes its products primarily in the United States of America, to small and medium-sized pharmacy chains, alternative care facilities and other wholesalers and retailers.

In April 2000, the Company loaned Jack Amin $100,000 to purchase 1,000,000 shares of common stock of Harlyn Products, Inc., a publicly-traded Company. On April 25, 2000, the sale was approved and the shares were issued. Additionally, there were 52,783 additional common shares that remained outstanding of Harlyn Products, Inc. after a 1-for-100 reverse stock split. In June 2000, Harlyn Products, Inc. changed its name to Amexdrug Corporation.

Harlyn Products, Inc. had no prior operations that continued after its sale. As a result, the acquisition of the majority of its common stock by Jack Amin was accounted for as the acquisition of its monetary assets, which there were none, for $100,000 and the $100,000 payment was charged to operations of Amexdrug Corporation on the date it was paid. The $100,000 note payable to Allied Med, Inc. was due on demand and bore interest at 5%.

On December 31, 2001, Jack Amin exchanged all of the issued and outstanding common stock of Allied Med, Inc. for 7,000,000 shares of Amexdrug Corporation. In addition, Amexdrug Corporation assumed the note payable and accrued interest payable to Allied Med, Inc. This exchange was between entities under common control and has been accounted for at historical cost. The accompanying combined statements of operations include the operations of Allied Med, Inc. for all periods presented and the operations of Amexdrug Corporation from April 25, 2000. Stockholders' deficit and loss per share information have been restated for all periods presented on a combined basis to give retroactive effect to the shares issued on April 25, 2000 and in the reorganization on December 31, 2001.

The accompanying consolidated financial statements include the accounts of Amexdrug Corporation and Allied Med, Inc. (referred to herein, on a combined basis, as the Company). All significant intercompany accounts and transactions have been eliminated in consolidation and combination.

Use of Estimates --The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

The Company's historical revenues and receivables have been derived solely from the pharmaceutical industry. Although the Company primarily sells products on a cash basis, some limited sales are made under credit terms. The Company performs ongoing credit evaluations of its customers' financial condition and usually requires a delayed check depository from its customers at the date products are shipped. The Company maintains an allowance for uncollectible accounts receivable based upon the expected collectibility of all accounts receivable.

During the years ended December 31, 2001 and 2000, purchases from one vendor accounted for 84 and 63 percent of total purchases, respectively. As of December 31, 2001, accounts payable due to this vendor accounted for 89% of the total accounts payable.

                    AMEXDRUG CORPORATION AND ALLIED MED, INC.
             NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS


Inventory-- Inventory includes purchased products for resale and is stated at the lower of cost (using the first-in, first-out method) or market value.

Provisions, when required, are made to reduce excess and obsolete inventory to its estimated net realizable value. Due to competitive pressures and technical innovation, it is possible that estimates of the net realizable value could change in the near term.

Property and Equipment --Property and equipment are stated at cost, less accumulated depreciation. Major additions and improvements are capitalized, while minor repairs and maintenance costs are expensed when incurred.
Depreciation is computed using the straight line and double-declining methods over the estimated useful lives of the related assets, which are as follows:



    Office and computer office equipment.............    3 -10 years
    Leasehold improvements...........................     2 -5 years

Depreciation expense was $12,032 and $6,418 for the years ended December 31, 2001 and 2000, respectively. On retirement or disposition of property and equipment, the cost and related accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

Concentration of Credit Risk and Fair Value of Financial Instruments -- At December 31, 2001, the Company had cash in excess of federally insured limits of $458,857. The carrying amounts reported in the accompanying financial statements for cash, accounts receivable and accounts payable approximate fair values because of the immediate or short-term maturities of these financial instruments. The carrying amounts of the Company's debt obligations approximate fair value based on current interest rates available to the Company.

Impairment of Long-Lived Assets--The Company reviews its long-lived assets for impairment when events or changes in circumstances indicate that their carrying value may not be recoverable. The Company evaluates, at each balance sheet date, whether events and circumstances have occurred which indicate possible impairment. The Company uses an estimate of future undiscounted net cash flows from the related asset or group of assets over their remaining life in measuring whether the assets are recoverable. As of December 31, 2001, the Company does not consider any of its long-lived assets to be impaired.

Revenue Recognition --The Company generates revenues from the resale of pharmaceuticals, over-the-counter products, health and beauty care products and nutritional supplements. The Company accounts for these revenues at the time of shipment to and acceptance by the customer.

Advertising --The Company expenses advertising in the period incurred. For the years ended December 31, 2001 and 2000 the Company's advertising expense was $1,922 and $308, respectively.

Income Taxes--Allied med, Inc. and its shareholder elected to be taxed under the provisions of Subchapter S of the internal Revenue Code through December 31, 2001 when that election terminated. Under those provisions, Allied Med, Inc. did not pay federal or state corporate income taxes or receive the benefits from its operating loss carry forwards. Instead, its stockholder was liable for individual federal and state income taxes and benefited from operating losses. As a result, all income or loss from Allied Med, Inc. has been accounted for as having been constructively distributed to the Allied Med Inc. shareholders and contributed to the capital of Allied Med, Inc. in the accompanying financial statements.

The Company recognizes an asset or liability for the deferred tax consequences of all temporary differences between the tax bases of assets or liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years when the reported amounts of the assets or liabilities are recovered or settled. These deferred tax assets or liabilities are measured using the enacted tax rates that will be in effect when the differences are expected to reverse. Deferred tax assets are reviewed

                    AMEXDRUG CORPORATION AND ALLIED MED, INC.
             NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS


periodically for recoverability and valuation allowances are provided, as necessary.

For the year ended December 31, 2001 the Company had a net operating loss carry forward of $13,805. The tax benefit of $4,694 from the loss carry forward has been fully offset by a valuation reserve. The loss carry forward will expire in 2021. During the year ended December 31, 2001 the valuation allowance increased by $1,829.

Net Income (Loss) Per Common Share--Basic income (loss) per common share is computed by dividing net income (loss) by the weighted-average number of common shares outstanding. Diluted income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares and the dilutive potential common share equivalents outstanding. As of December 31, 2001 the Company did not have any potential common share equivalents.

NOTE 3 -- ACCRUED SETTLEMENT OBLIGATIONS

In 1999, the Company entered into settlement agreements with numerous vendors due to the Company's inability to pay the vendors. Under these settlement agreements the Company agreed to pay these vendors a total of $588,140. The Company was required to pay a large a portion at the initial execution of the agreement and the remaining balance based on various payment plans. The payment plans ranged from 24 to 36 months. The agreements are to be satisfied during May 2002 and one in May 2003. The Company has classified future payments of $7,875 due in the year ending December 31, 2003 as a long-term liability in the accompanying financial statements. As of December 31, 2001 the remaining balance on these settlement agreements was $58,612. During the year ended December 31, 2001 and 2000 the Company made payments of $106,530 and $422,998 on the agreements.

NOTE 4 -- LEASES

Capitalized Lease Obligations --Certain equipment is leased under capital lease agreements. The following is a summary of assets held under capital lease agreements at December 31, 2001:

                                                              December 31,
                                                            -----------------
                                                                  2001
                                                            -----------------
            Property and equipment........................  $         101,908
            Less: Accumulated amortization................             (6,387)
                                                            -----------------

                                                            $          95,521
                                                            =================

The following is a schedule of future minimum lease payments under capital lease agreements together with the present value of the net minimum lease payments:

       Year Ending December 31,
       ------------------------
              2002............................................    $     29,849
              2003............................................          27,792
              2004............................................          27,792
              2005............................................          26,461
              2006............................................          11,112
             Less:  Amount representing interest..............         (28,352)
                                                                  -------------
             Present value of net minimum lease payments......          94,654
             Less:  Current portion...........................         (18,369)
                                                                  -------------

              Long-term portion...............................     $    76,285
                                                                  =============

                    AMEXDRUG CORPORATION AND ALLIED MED, INC.
             NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Operating Leases - The Company leases its operating facilities under a non-cancelable operating lease that expires during February 2002. Subsequent to year end, the lease was renewed for an additional two years and expires in April 2004. The monthly lease payout during the year ended April 30, 2003 is $ 1,528 per month and $1,563 thereafter. Additionally, the Company leases its executive offices on a month-to-month basis. The monthly rental payment is $925. Rent expense for the years ended December 31, 2001 and 2000 was $18,473 and $17,821, respectively

Future minimum payments due under the operating leases were as follows as of December 31, 2001:

Year Ending December 31,
------------------------
      2002...............................................   $     16,312
      2003...............................................         18,616
      2004...............................................          6,252
                                                           ----------------

      Total..............................................   $     41,180
                                                           ================

                                      F-10